                                       			 	           Exhibit 21
General DataComm Industries, Inc.
List of Subsidiaries

                                                             		Percentage
                                  	State or                   	of Voting
                                  	Jurisdiction of            	Securities
Subsidiaries                      	Incorporation              	Owned
General DataComm, Inc.	             Delaware	                    100%
GDC Federal Systems, Inc.	          Delaware                    	100%
DataComm Leasing Corporation       	Delaware                     100%
DataComm Rental Corporation (1)	    Delaware                    	100%
General DataComm Ltd.              	Canada	                      100%
General DataComm Limited	           United Kingdom              	100%
General DataComm International
  Corporation                      	Delaware                    	100%
General DataCommunications,
  Industries, B.V. (1)             	Netherlands	                 100%
GDC Realty, Inc.	                   Texas                       	100%
GDC Naugatuck, Inc.	                Delaware                     (2)
General DataComm Pty. Limited      	Australia                   	100%
General DataComm SARL              	France                      	100%
General DataComm de Mexico
  S.A. de C.V.                     	Mexico                      	100%
General DataComm France SARL       	France	                      100%
General DataComm Pte Ltd.          	Singapore                   	100%
General DataComm de
  Venezuela, C.A. (1)              	Venezuela                   	100%
General DataComm Advanced Research
  Centre Limited 	                  United Kingdom               	95% (3)
General DataComm Industries GmbH   	Germany                     	100%
General DataComm CIS               	Russia	                      100%
General DataComm China, Ltd.       	Delaware                     	(4)
General DataComm do Brasil Ltda,
  S.C.                             	Brazil                      	100%

_________________
(1)  Currently inactive.
(2)  Wholly owned by GDC Realty, Inc.
(3)   5% owned by General DataComm International Corporation.
(4)   Wholly owned by General DataComm International Corporation.

                                    F-7